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                                                                    EXHIBIT 23.4


                  CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS

The Board of Directors
SupplyBase, Inc.

We consent to the incorporation by reference in the registration statement on form S-3 of i2 Technologies, Inc. of our report dated March 24, 2000, with respect to the balance sheets of SupplyBase, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the current report on Form 8-K of i2 Technologies, Inc. dated May 12, 2000.


                                             KPMG LLP

San Francisco, California
October 31, 2000